Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52667) pertaining to the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated June 10, 2004, with respect to the financial statements and schedule of the Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December  31, 2003.

  /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 22, 2004